SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934




                 Natural MicroSystems Corporation
      (Exact Name of Registrant as Specified in its Charter)


                             Delaware
             (State of Incorporation or Organization)

          0-23282                        04-2814586
   (Commission File Number) (I.R.S. Employer Identification No.)


             8 Erie Rd., Natick, Massachusetts  01760
       (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code: (508)650-1300






















Item 2.  Acquisition or Disposition of Assets.

     On June 14, 1996, the Registrant acquired two Illinois corporations, Tek-Nique, Inc. ("Tek") and PSR Systems, Inc. ("PSR"). Tek was acquired by merger for $3.55 million in cash plus up to an additional $2.5 million in cash to be paid at later dates subject to certain performance conditions. PSR was acquired for 41,479 shares of the Registrant's common stock plus up to an additional $500,000 in value of such stock at a later date subject to certain performance conditions. Tek and PSR were under common ownership, consisting principally of Herbert L. Pavey and Julius Rothschild, the founders, and also including certain other employees. Tek and PSR have operated a single business ("TEKnique") of designing, marketing and maintaining certain networking software programs, which business the Registrant intends to continue.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statement of Business Acquired.

     The combined financial statements of TEKnique for the years ended January 31, 1996 and 1996 and the three months ended April 30, 1996 are not available as of the date hereof and will be filed within 60 days of the date of this Form 8-K.

     (b)  Pro Forma Financial Information

     As the combined financial statements of TEKnique for the years ended January 31, 1995 and 1996 as of the date hereof and the three months ended April 30, 1996 are not available, the pro forma combined financial statements of the Registrant and TEKnique are not available, but will also be filed within 60 days of the date of this Form 8-K.

     (c)  Exhibits

     Exhibit No.    Title

     2.1* Merger Agreement and Plan of Reorganization dated June 14, 1996 among
                    Natural MicroSystems Corporation, NMS
                    Acquisition Corp., Tek-Nique, Inc. and
                    Certain of the Stockholders of Tek-Nique, Inc. dated as of June 14, 1996.

     2.2*           Stock Purchase Agreement among Natural
                    MicroSystems Corporation and the
                    Stockholders of PSR Systems, Inc. dated as of June 14, 1996.

     * Certain of the exhibits to such Exhibit have been omitted pursuant to the Rules of the Securities and Exchange Commission. The Registrant hereby agrees to furnish a copy of any omitted exhibit to the Securities and Exchange Commission upon request.

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NATURAL MICROSYSTEMS CORPORATION


Date:  June 28, 1996          By: John F. Kennedy
                              Title:  Chief Financial Officer











































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